Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
McGraw Hill, Inc.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	McGraw Hill, Inc. 2025 Stock Incentive Plan – Common Stock, par value $0.01 per share	Rule 457(c) and 457(h)	15,500,000(3)	$17.00(2)	$263,500,000	$0.00015310	$40,341.85
Equity	McGraw Hill, Inc. (f/k/a Mav Holding Corporation) Stock Incentive Plan – Common Stock, par value $0.01 per share	Rule 457(c) and 457(h)	8,619,587(4)	$14.08(5)	$121,363,785	$0.00015310	$18,580.80

Total Offering Amounts:					$384,863,785		$58,922.65
Total Fee Offsets:							–
Net Fee Due:							$58,922.65
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminable number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of McGraw Hill, Inc. (the “Company” or “Registrant”), as may hereafter be offered or issued under the McGraw Hill, Inc. (f/k/a Mav Holding Corporation) Stock Incentive Plan (the “2021 Stock Incentive Plan”) or the McGraw Hill, Inc. 2025 Stock Incentive Plan (the “2025 Stock Incentive Plan”).
(2)Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based on the initial public offering price of the Common Stock of $17.00 per share of Common Stock, as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-288373), as amended (the “S-1 Registration Statement”).
(3)Represents 15,500,000 shares of Common Stock reserved under the 2025 Stock Incentive Plan to be available for future grant or issuance under the 2025 Stock Incentive Plan. To the extent outstanding awards under the 2021 Stock Incentive Plan are canceled, forfeited, settled in cash or otherwise terminate without delivery to the holder of the full number of shares of Common Stock to which the award related on after the date of the S-1 Registration Statement, the shares of Common Stock subject to such awards will be available for future issuance under the 2025 Stock Incentive Plan. See footnote 4 below.
(4)Represents 8,619,587 shares of Common Stock issuable upon exercise of stock options previously granted under the 2021 Stock Incentive Plan that are outstanding as of the date of the S-1 Registration Statement. To the extent that shares of Common Stock issuable upon the exercise of such awards expire or are canceled, forfeited, settled in cash or otherwise terminate without delivery to the holder of the full number of shares of Common Stock to which the award related, the number of such shares of Common Stock that are undelivered, up to a maximum of 8,619,587 shares of Common Stock will be available for issuance under the 2025 Stock Incentive Plan. No additional awards can be granted under the 2021 Stock Incentive Plan.
(5)The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2021 Stock Incentive Plan are determined using the exercise price of $14.08 per share for each such outstanding stock option.
Table 2: Fee Offset Claims and Sources
Not Applicable